Exhibit 10.2

LEASE PURCHASE AGREEMENT

This LEASE PURCHASE AGREEMENT (this “Agreement”), executed this 24th day of November, 2015, but whose effective date for all purposes is the 1st day of December, 2015, is by and between Wellstar Corporation, herein known as the “Seller”, with an address of 11990 Grant Street #550 Northglenn, CO 80233 and Arete Industries, Inc. “Buyer”, with an address of 7260 Osceola St., Westminster, CO 80030.  Seller and Buyer are sometimes each referred to herein as a “Party” and collectively as the “Parties.”

R E C I T A L S

Seller owns and wishes to convey to Buyer certain interests in the producing oil and gas leases located in Sumner County Kansas and Kimball County Nebraska, (“collectively “the Properties”, and individually, “the Padgett Properties” and the Nebraska Properties”).  The Padgett Properties and the Nebraska Properties are more particularly described on Exhibit “A” attached hereto, and by this reference, incorporated herein.   Seller desires to sell, and buyer desires to buy fifty-one percent (51%) of Seller’s interest in the Padgett Properties, and one hundred per cent (100%) of Seller’s interest in the Nebraska Properties.  The sale shall include 51% with respect to the Padgett Properties, and 100% with respect to the Nebraska properties, of Seller’s interest in and to all Oil and Gas leases related to the Properties, together with the corresponding percentage ownership of all of Sellers’s interest in and to the well bores, personal property, contract rights, marketing agreements, and rights of access and egress related to and associated with each respective Property.  Collectively, the interests to be conveyed in the respective percentage for each property shall be known as “Subject Interests”.

Buyer desires to purchase the Subject Interests from Seller for the consideration set forth below, with it also being further specified which party shall pay expenses or collect any revenue from the assets on Exhibit “B”.

A G R E E M E N T
ARTICLE 1

1.01            Interpretation.  As used in this Agreement, unless the context otherwise requires, the term “includes” and its syntactical variants means “includes but is not limited to.”  The headings and captions contained in this Agreement have been inserted for convenience only and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions hereof.  Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.  All references herein to “Sections” and “Articles” in this Agreement shall refer to the corresponding section and article of this Agreement unless specific reference is made to such sections of another document or instrument.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in any agreement or instrument shall refer to such agreement or instrument as a whole and not to any particular provision of such agreement or instrument.
ARTICLE 2
Purchase and Sale of Leases

2.01            Sale and Assignment.  Subject to the terms and conditions of this Agreement, effective as of the Closing Date, in exchange for the Purchase Price (as defined below), Seller shall grant, bargain, sell, convey, transfer, assign and deliver to Buyer fifty one percent of its right, title and interest in and to the Padgett Properties as described on Exhibit “A”.  The assignment shall be made using the form attached hereto as Exhibit “A-1” which assignment shall contain warranties of title by, through and under Seller, but not otherwise, and shall be effective December 1, 2015.  Seller shall grant, bargain, sell, convey, transfer, assign and deliver to Buyer one hundred percent of its right, title and interest in and to the Nebraska as described on Exhibit “A”.  The assignment shall be made using the form attached hereto as Exhibit “A-2” which assignment shall contain no warranties of title, and shall be effective December 1, 2015 on an “as is” and “where is” basis and “with all faults and defects”

2.02            Purchase and Assumption.  Subject to the terms and conditions of this Agreement, effective as of the Closing Date, and in exchange for the Purchase Price, Buyer shall purchase, on an “as is” and “where is” basis and “with all faults and defects,” the Subject Interests.  The assignment of the Subject Interests shall be made with special warranties of title with respect to the Padgett Properties, and, as to the Nebraska Properties, without warranty of title, either express or implied, with it being stipulated that as a condition of closing, Seller shall provide Buyer with evidence that cures the following title requirments:
(i)            There is currently a Short Term Mortgage Redemption, Security Agreement, Assignment, Financing Statement and Fixture Filing (“Mortgage”) dated July 23, 2002 from Seller, as Debtor, to Bank of Oklahoma, National Association (“BOK”), in which the Seller assigns to BOK all right, title and interest in and to all of the Subject Interests, to secure and enforce the obligation described therein, said Mortgage being amended on March 2, 2009. These instruments indicate that the Seller has granted the right to receive all of the severed and extracted hydrocarbons produced from or attributed to all of the Subject Interests, together with all of the proceeds thereof. As such, the Buyer is requiring as a condition to Closing, that Seller obtain a release of the Properties covering the Properties from BOK, in which BOK specifically releases the Seller and the Subject Interests from any obligation to BOK and further stipulates that BOK is in agreement with the terms of this agreement.
(ii)            Sellers agrees to do everything in its power to provide Buyer with as much title information as possible which it might have at its disposal, as well as assisting in the procurement of title information from operators of the Subject Interests.
2.03            Purchase Price.  Buyer agrees to pay Seller as consideration for the Subject Interests as follows:
(a)             The sum of One Million One Hundred Thousand Dollars ($1,100,000.00) for the Subject Interests.  The cash consideration shall be wired to the account of Wellstar Corporation at Bank of Oklahoma at closing.
(b)            As additional consideration, Buyer shall issue to Seller One Million shares of Arete Inducstries, Inc. common stock.  Said shares shall be unresticted, except as may by require under SEC laws and regualtions (SEC Section 144).  The shares shall be issued to Wellstar Corporation at Closing.
2.04             Expenses.  Seller shall be responsible for any and all  Expenses for the Subject Interests which  derive from work performed prior to the Effective Date of this agreement, being December 1, 2015.  Both Buyer and Seller agree that should the Buyer or Seller be invoiced for any expenses after the Closing Date, the parties shall determine the date of when  the work was performed that the expenses derived from, and if  such date was prior to the Effective Date, then Seller shall be held liable for the expense and if such date was after the Effective Date, then Buyer shall be held liable to pay such expenses.
2.05             Revenue.  Seller shall be responsible for reporting any and all  Revenue that derives from the wellbores in Exhibit “B” which is tendered to them after the Closing and which is allocated to production attributable to the Subject Interest for periods after the Effective Date of this agreement. It is agreed that any revenue collected by the Buyer or Seller before or after the Effective Date, attributable for production prior to the Effective date, shall be the property of Seller and shall be retained by Seller and any revenue derived from the from production attributable to the Subject Interest after the Effective Date shall delivered to or retained by the Buyer.
2.06            Purchase Closing.  The closing of the transactions contemplated under this Article 2 shall occur on the Closing Date.

2.07            Title Defect.Should the Buyer find evidence of title defects with greater than ten percent (10%) of the Subject Interests associated with the Padgett Properties, which cannot be cured by the Closing Date, then the Buyer shall have the sole right to exercise its option to not initiate the Closing. It is further agreed, that upon identifying any title defects as to the Padgett Properties between the date this agreement is executed and the Closing Date, Buyer agrees to immediately provide both notice and evidence of said defect to Seller so that both parties can work together to cure the requirements that would remove the cloud of title generated by the defect.

2.08  Agreement Regarding Operations.  Buyer and Seller agree that, prior to Closing, they will enter into a Letter Agreement providing for (a) amending all operating agreements related to the Property Subject Interests to reduce administrative overhead rates to $200.00 per well per month; (b)approval of DNR (or an entity owned and controlled by Charlie Davis and/or Randy Arnold) as contract operator on terms reasonably fond in the respecive fields; (c) in the event Buyer sells the Subject Interests in an arms length trasaction Seller shall have the right to join in such transaction on the same terms as Buyer, or to elect to request Buyer resign as operator prior to the close of the contemplated transaction and Buyer shall vote for Seller as successor operator under any operating agreement.

ARTICLE 3
The Closing
3.01            Closing. The Closing shall be consummated on the Closing Date as follows:
(i)            Buyer will deliver the cash portion of the Purchase Price to Seller in U.S. dollars by wire transfer in accordance with instructions to be provided by Seller;
(ii)            Buyer will tender to Seller a Arete Industries, Inc. share certificate indicating Wellstar is the owner of One million shares of Arete Industries, inc. common stock.
(iii)            The Closing Date is specified as end of business on Wednesday, December 29, 2015, which shall take place in the Seller’s offices described below.
(iv)            Upon verification that the wire transfer of funds Check has been delivered, and the tender of appropriate common stock certificates recognizing that Seller is credited with ownership of common shares as set out above, Seller will deliver to Buyer fully executed and notarized assignments of all of the Subject Interests.

3.02            Post Closing Recordings.  Buyer shall be responsible for recording all assignments.

ARTICLE 4
Representations and Warranties of the Parties
4.01            DISCLAIMER.  SUBJECT TO ALL THE OTHER TERMS AND CONDITIONS OF THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT (a) SELLER DOES NOT WARRANT OR GUARANTEE TITLE TO ANY LEASES OR WELLBORES OR ANY OTHER INTEREST CONTAINED HEREIN EXCEPT THAT SELLER WILL WARRANT TITLE TO THE PADGETT PROPERTIES BY, THROUGH AND UNDER, BUT NOT OTHERWISE; (b) IT IS ACQUIRING THE SUBJECT INTERESTS OTER THAN THE PADGETT PROPERTIES “AS IS” “WHERE IS” AND “WITH ALL FAULTS AND DEFECTS;” (c) EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE NATURE, QUALITY OR CONDITION OF THE LEASES.
4.02            Representations and Warranties of Buyer.  Except as otherwise set forth in this Agreement, Buyer represents and warrants to Seller that the following representations and warranties are true on and as of the Closing Date in all material respects:
(a)            Good Standing.  Buyer (i) is a Corporation duly organized, validly existing and in good standing under the laws of Colorado_; (ii) has all requisite organizational power and authority to own and lease the properties and assets it currently owns and leases and to carry on its business as such business is currently conducted; and (iii) is duly qualified to do business as a foreign entity and is in good standing in the State of Colorado as well as the State of Kansas and Nebraska. Buyer has all requisite organizational power and authority to execute and deliver this Agreement and all documents that are executed and delivered pursuant to this Agreement, to consummate the transactions contemplated hereby and to perform all the terms and conditions hereof to be performed by it.  The execution and delivery of this Agreement by Buyer and all documents that are executed and delivered pursuant to this Agreement, and the performance and the consummation of the transactions contemplated hereby have been (i) duly authorized and approved by it, or (ii) are within the authority of the person executing this Agreement on its behalf.  This Agreement and all documents executed pursuant to this Agreement are the valid and binding obligations of Buyer, and enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.
(b)            Power and Authority.  This Agreement and the execution and delivery hereof by the Parties does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not, violate any provision of or constitute a default (without regard to any requirement of notice or the lapse of time or both) or require any filing or consent under Buyer’s certificate of formation, or other governing instruments, any law or regulation to which Buyer is subject, or any provision of any material indenture, mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Buyer or any of its Affiliates is a party or by which Buyer or any of its Affiliates or any of their respective assets or properties are bound.

ARTICLE 5
Notice; Miscellaneous
5.01            Notices. All notices and other communications given hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail, return receipt requested, to the Parties at the following addresses:
(a)            If to Seller:

Attn: Timothy J.Collins
Wellstar Corporation
11990 Grant Street, Suite 550
Northglenn, CO 80233
Phone:  303-280-4516
(b)            If to Buyer:

Arete Industries, Inc.
Attn:  Nicholas Scheidt
7260 Osceola St.
Westminster, CO 80030
Phone:  303-

5.02            Miscellaneous.
(a)            Exclusive Agreement. This Agreement (including the Exhibits attached hereto) supersedes all prior written or oral agreements between the Parties with respect to the transactions contemplated herein and is intended as a complete and exclusive statement of the terms of the agreement between the Parties with respect to the transactions contemplated herein.
(b)            Choice of Law and Venue; Limitation on Damages. This Agreement shall be governed by the laws of the State of Colorado.
(c)            Exhibits.  The Exhibits attached to this Agreement are made part hereof for all purposes.  The Parties shall revise or supplement the Exhibits attached to this Agreement at any time within one year after Closing to reflect a change in any state of facts or the occurrence, non-occurrence or existence of any events that would make the information contained in any such Exhibit misleading or incorrect if it was not revised or supplemented.
(d)            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.  Upon any binding determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable and legally enforceable manner, to the end that the transactions contemplated hereby may be completed to the extent possible.
(e)            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same agreement.  It is agreed by the parties hereto that facsimile or e-mail signature pages signed by the Parties shall be binding to the same extent as original signature pages.
(f)            Further Assurances.  Each Party agrees to promptly execute and deliver or cause to be executed and delivered to the other on the Closing Date, and at such other times thereafter as shall be reasonably requested, any additional instrument or take any further action as may be reasonably necessary or appropriate that the other may reasonably request for the purpose of carrying out the transactions contemplated by and the purposes and intents of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Lease Purchase Agreement as of the Execution Date.

SELLER:

WELLSTAR CORPORATION

By:  /s/ Timothy J. Collins
Printed: Timothy J. Collins
Position: Executive Vice President

BUYER:

Arete Industries, Inc.

By:  /s/ Nicholas Scheidt
Printed: Nicholas Scheidt as President

List of Exhibits

Exhibit “A”                          Leases
Exhibit “B”                          Included Wellbores